EXHIBIT 99.1

Endwave Reports Third Quarter FY 2010 Financial Results

SAN JOSE, Calif., Oct. 26, 2010 (GLOBE NEWSWIRE) -- Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF solutions and semiconductor products for the telecommunications, satellite communications, electronic instruments and defense and security markets, today reported financial results for its third quarter, which ended on September 30, 2010.

Revenues for the third quarter of 2010 were $4.1 million. This compares with revenues of $3.8 million in the prior quarter and $3.1 million in the third quarter of fiscal 2009. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the third quarter of 2010 was $2.0 million, or $0.20 per share. This compares with a net loss of $2.8 million, or $0.29 per share in the prior quarter, and a net loss of $2.6 million or $0.27 per share in the third quarter of fiscal 2009.

Non-GAAP Results

Non-GAAP net loss in the third quarter of 2010 was $1.8 million, or $0.18 per share. This compares with non-GAAP net loss of $2.9 million, or $0.29 per share, in the prior quarter and non-GAAP net loss of $1.7 million, or $0.18 per share in the third quarter of fiscal 2009.

For the third quarter of 2010, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $140,000 and restructuring expense of $63,000. For the prior quarter, non-GAAP net loss was calculated by excluding a non-cash stock-based compensation benefit of $61,000. For the year ago period, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $939,000, income from discontinued operations, net of tax of $41,000 and the reversal of certain restructuring charges that resulted in a gain of $21,000.

Cash, cash equivalents and investments as of September 30, 2010 were $24.7 million, compared with $27.5 million as of June 30, 2010.

"We are pleased with the company's year-over-year and sequential revenue improvement. These gains were driven by increased demand for our new module designs supporting next generation, high capacity, IP-based radios for one of our key customers," said John Mikulsky, Endwave's President and Chief Executive Officer. "We remain positive on the growth potential of our new microwave and millimeter wave integrated circuit (MMIC) product line as internal milestones are met, market awareness is heightened, and we see early signs of customer acceptance."

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific Time (PT). Investors are invited to participate in the conference call by dialing (480) 629-9678 (Conference ID: 4370639) by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until November 1.  To access the recording, dial (303) 590-3030 (Access Code: 4370639). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's website at www.endwave.com.  The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets high frequency RF solutions and semiconductor products that enable the transmission, reception and processing of high-frequency signals in the telecommunications, satellite communications, electronic instruments and defense and security markets. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company's web site at http://www.endwave.com.

The Endwave Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7711

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of Endwave's current financial performance and Endwave's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; market acceptance and growth in revenues of our new semiconductor product line; our suppliers' abilities to deliver raw materials to our specifications and on time; our customer and market concentration; our ability to achieve revenue growth and maintain profitability; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; component, design or manufacturing defects in our products; our dependence on key personnel; our ability to develop new or improved semiconductor process technologies; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2010	December 31, 2009

Assets
Current assets
Cash and cash equivalents	$ 9,834	$ 55,158
Short-term investments	14,892	11,307
Accounts receivables, net	3,641	3,009
Inventories	4,499	4,879
Other current assets	532	788
Total current assets	33,398	75,141
Property and equipment, net	2,076	1,796
Other assets	78	179
Total assets	$ 35,552	$ 77,116

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,562	$ 1,726
Accrued warranty	809	1,087
Accrued compensation	647	590
Other current liabilities	806	996
Total current liabilities	4,824	4,399

Other long-term liabilities	475	765
Total stockholders' equity	30,253	71,952
Total liabilities and stockholders' equity	$ 35,552	$ 77,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Total revenues	$ 4,058	$ 3,126	$ 12,645	$ 15,948
Costs and expenses:
Cost of product revenues	3,169	2,369	10,596	11,425
Research and development	1,221	1,452	3,302	4,463
Sales and marketing	594	594	1,745	1,656
General and administrative	996	1,374	3,009	4,605
Restructuring	63	(21)	49	1,212
Total costs and expenses	6,043	5,768	18,701	23,361
Loss from continuing operations	(1,985)	(2,642)	(6,056)	(7,413)
Interest and other income, net	(14)	(3)	(40)	197
Loss from continuing operations before benefit from income taxes	$ (1,999)	$ (2,645)	$ (6,096)	$ (7,216)
Benefit from income taxes	--	(11)	--	(32)
Loss from continuing operations	$ (1,999)	$ (2,634)	$ (6,096)	$ (7,184)
Income from discontinued operations, net of tax	--	41	--	17,571
Net income (loss)	$ (1,999)	$ (2,593)	$ (6,096)	$ 10,387

Basic and diluted net loss per share from continuing operations	$ (0.20)	$ (0.27)	$ (0.62)	$ (0.76)
Basic and diluted net income per share from discontinued operations	$ --	$ 0.00	$ --	$ 1.85
Basic and diluted net income (loss) per share	$ (0.20)	$ (0.27)	$ (0.62)	$ 1.10
Shares used in calculating basic and diluted net income (loss) per share	9,798,972	9,625,583	9,757,899	9,477,516

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Total revenues	$ 4,058	$ 3,126	$ 12,645	$ 15,948
Costs and expenses:
Cost of product revenues	3,184	2,289	10,590	11,235
Research and development	1,208	1,266	3,237	4,089
Sales and marketing	559	379	1,676	1,266
General and administrative	889	916	2,739	3,606
Total costs and expenses	5,840	4,850	18,242	20,196
Loss from operations	(1,782)	(1,724)	(5,597)	(4,248)
Interest and other income, net	(14)	(3)	(40)	197
Loss before benefit from income taxes	$ (1,796)	$ (1,727)	$ (5,637)	$ (4,051)
Benefit from income taxes	--	(11)	--	(32)
Net loss	$ (1,796)	$ (1,716)	$ (5,637)	$ (4,019)
Basic and diluted net loss per share	$ (0.18)	$ (0.18)	$ (0.58)	$ (0.42)
Shares used in calculating basic and diluted net loss per share	9,798,972	9,625,583	9,757,899	9,477,516

Basis of presentation:
1. Non-GAAP operating results exclude non-cash stock compensation benefit or expense, restructuring and discontinued operations.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
GAAP net income (loss )	$ (1,999)	$ (2,593)	$ (6,096)	$ 10,387
Cost of product revenues, stock-based compensation expense	(15)	80	6	190
Research and development, stock-based compensation expense	13	186	65	374
Sales and marketing, stock-based compensation expense	35	215	69	390
General and administrative, stock-based compensation expense	107	458	270	999
Restructuring	63	(21)	49	1,212
Income from discontinued operations, net of tax	--	(41)	--	(17,571)
Non-GAAP net loss	$ (1,796)	$ (1,716)	$ (5,637)	$ (4,019)
CONTACT:  Summit IR Group Inc.
          Mary McGowan
          (408) 404-5401
          mary@summitirgroup.com